Press Release

F.N.B. Corporation Reports Fourth Quarter and Full Year 2017 Earnings

PITTSBURGH, PA - January 23, 2018 -- F.N.B. Corporation (NYSE: FNB) reported earnings for the fourth quarter of 2017 with net income available to common stockholders of $22.1 million, or $0.07 per diluted common share. Comparatively, third quarter of 2017 net income available to common stockholders totaled $75.7 million, or $0.23 per diluted common share, and fourth quarter of 2016 net income available to common stockholders totaled $49.3 million, or $0.23 per diluted common share. For the full year of 2017 net income available to common stockholders was $191.2 million or $0.63 per diluted common share compared to full year of 2016 of $162.9 million or $0.78 per diluted common share.
Fourth quarter operating net income per diluted common share (non-GAAP) was $0.24, which excludes the after-tax impact of merger-related expenses of $0.7 million and the impact of a reduction in the valuation of net deferred tax assets of $54.0 million due to the enactment of the Tax Cuts and Jobs Act during the quarter. Comparatively, third quarter operating net income per diluted common share (non-GAAP) was $0.24, excluding the after-tax impact of $0.9 million of merger-related expenses, and fourth quarter of 2016 operating net income per diluted common share (non-GAAP) was $0.24, excluding the after-tax impact of $1.3 million of merger-related expenses. For the full year of 2017, operating net income per diluted common share (non-GAAP) was $0.93, which excludes the after-tax impact of merger-related expenses of $37.7 million, the after tax impact of merger-related net securities gains of $1.7 million and the previously mentioned reduction in the valuation of net deferred tax assets of $54.0 million. In comparison, full-year 2016 operating net income per diluted common share (non-GAAP) was $0.90, excluding the after-tax impact of $24.9 million of merger-related expenses.
"During 2017, FNB continued to grow loans and deposits while adhering to our risk profile, expanded our fee-based businesses and demonstrated disciplined expense management. The commitment and dedication of our employees led to the successful integration of our largest acquisition, where we entered several very attractive markets," said Vincent J. Delie Jr., Chairman, President and Chief Executive Officer. "As we look to 2018 and beyond, we believe FNB is well-positioned for success in serving our customers, communities and employees and delivering increased value for our shareholders."

Fourth Quarter 2017 Highlights
(All comparisons refer to the third quarter of 2017, except as noted)

•
Growth in total average loans was $158 million, or 3.0% annualized, with average commercial loan growth of $44 million, or 1.3% annualized, and average consumer loan growth of $114 million, or 5.9% annualized.

•
Average total deposits increased $1.0 billion, or 19.0% annualized, which included an increase in average non-interest bearing deposits of $106 million, or 7.6% annualized, and an increase in time deposits of $748 million.

•	The loan to deposit ratio ended December 31, 2017 at 93.7%, compared to 94.9% at September 30, 2017.

•
The net interest margin (FTE) (non-GAAP) expanded 5 basis points to 3.49% from 3.44%, reflecting $2.5 million of increased incremental purchase accounting accretion and $1.0 million of increased cash recoveries.

•	Total revenue increased 1.3% to $295 million, reflecting a 2.1% increase in net interest income and a 1.6% decrease in non-interest income.

•	Non-interest income declined $1.0 million or 1.6%, attributable to $2.8 million of lower net securities gains.

•	The efficiency ratio on an operating basis (non-GAAP) was stable at 53.1%, compared to 53.1%.

•	Annualized net charge-offs were 0.22% of total average loans, compared to 0.24% in the third quarter of 2017 and 0.31% in the year-ago quarter.

The tangible common equity to tangible assets ratio (non-GAAP) decreased 13 basis points to 6.74% at December 31, 2017, compared to 6.87% at September 30, 2017. The tangible book value per common share (non-GAAP) was $6.06 at December 31, 2017, a decrease of $0.06 from September 30, 2017. Both measures of capital were impacted by a reduction in the valuation of net deferred tax assets related to the new tax law.

Non-GAAP measures referenced in this release are used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. Reconciliations of non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release.  "Incremental purchase accounting accretion" refers to the difference between total accretion and the estimated coupon interest income on acquired loans. "Organic growth" refers to growth excluding the benefit of initial balances from acquisitions.

Quarterly Results Summary	4Q17	3Q17	4Q16
Reported results
Net income available to common stockholders (millions)	$22.1	$75.7	$49.3
Net income per diluted common share	$0.07	$0.23	$0.23
Book value per common share (period-end)	$13.30	$13.39	$11.68
Operating results (non-GAAP)
Operating net income available to common stockholders (millions)	$76.8	$76.6	$50.6
Operating net income per diluted common share	$0.24	$0.24	$0.24
Tangible common equity to tangible assets (period-end)	6.74%	6.87%	6.64%
Tangible book value per common share (period-end)	$6.06	$6.12	$6.53
Average Diluted Common Shares Outstanding (thousands)	325,229	324,905	212,748
Significant items influencing earnings[1] (millions)
Pre-tax merger-related expenses	$(1.1)	$(1.4)	$(1.6)
After-tax impact of merger-related expenses	$(0.7)	$(0.9)	$(1.3)
Reduction in valuation of deferred tax assets[2]	$(54.0)	$—	$—
Full Year Results Summary	2017	2016
Reported results
Net income available to common stockholders (millions)	$191.2	$162.9
Net income per diluted common share	$0.63	$0.78
Operating results (non-GAAP)
Operating net income available to common stockholders (millions)	$281.2	$187.7
Operating net income per diluted common share	$0.93	$0.90
Average Diluted Common Shares Outstanding (thousands)	303,858	207,769
Significant items influencing earnings[1] (millions)
Pre-tax merger-related expenses	$(56.5)	$(37.4)
After-tax impact of merger-related expenses	$(37.7)	$(24.9)
Pre-tax merger-related net securities gains	$2.6	$—
After-tax impact of net merger-related securities gains	$1.7	$—
Reduction in valuation of deferred tax assets[2]	$(54.0)	$—
(1) Favorable (unfavorable) impact on earnings; (2)Changes in the valuation of deferred tax assets are considered reasonable estimates as of December 31, 2017. As a result, the amounts could be adjusted during the measurement period, which will end in December 2018.

Fourth Quarter 2017 Results – Comparison to Prior Quarter

Net interest income totaled $230.0 million, increasing $4.8 million or 2.1%. The net interest margin (FTE) (non-GAAP) expanded 5 basis points to 3.49% and included $4.7 million of incremental purchase accounting accretion and $5.3 million of cash recoveries, compared to $2.2 million and $4.3 million, respectively, in the prior quarter. Total average earning assets increased $227 million, or 3.4% annualized, due to average loan growth of $158 million and a $130 million increase in average securities.
Average loans totaled $20.8 billion and increased $158 million, or 3.0% annualized, reflecting continuing loan growth in the commercial and consumer portfolios. Average commercial loan growth totaled $44 million, or 1.3% annualized, as strong commercial origination volume was partially offset by reduction in acquired commercial loan balances. Average consumer loan growth was $114 million, or 5.9% annualized, led by continued growth in residential mortgage and indirect auto loans.
Average deposits totaled $22.2 billion and increased $1.0 billion, or 19.0% annualized, due to growth in non-interest bearing deposits, interest bearing transaction deposits and time deposits. The loan to deposit ratio ended December 31, 2017 at 93.7%, compared to 94.9% at September 30, 2017.
Non-interest income totaled $65.1 million, decreasing 1.6% from the prior quarter. The decrease was driven by $2.8 million of lower net securities gains. Capital markets increased $2.1 million from the prior quarter, reflecting increased commercial swap activity during the fourth quarter. Mortgage banking income of $5.6 million reflects continued strong purchase origination volume and includes increased contributions from our Carolina markets.

Non-interest expense totaled $166.5 million, an increase of 1.7% compared to the prior quarter. The fourth quarter included $1.1 million of merger-related expenses, compared to $1.4 million of merger-related expenses in the third quarter. The primary driver of the linked-quarter increase in non-interest expense was a 4.4% increase in personnel expense primarily related to variable compensation across business lines. The efficiency ratio (non-GAAP) was stable at 53.1%.
The ratio of non-performing loans and OREO to total loans and OREO improved 4 basis points to 0.66%. For the originated portfolio, the ratio of non-performing loans and OREO to total loans and OREO improved 10 basis points to 0.81%. Total delinquency remains at satisfactory levels, and total originated delinquency, defined as total past due and non-accrual originated loans as a percentage of total originated loans, improved 3 basis points to 0.88%, compared to 0.91% at September 30, 2017.
The provision for loan losses totaled $16.7 million, compared to $16.8 million in the prior quarter. Net charge-offs totaled $11.3 million, or 0.22% annualized of total average loans, compared to $12.5 million, or 0.24% annualized in the prior quarter. For the originated portfolio, net charge-offs were $13.1 million, or 0.35% annualized of total average originated loans, compared to $13.0 million or 0.37% annualized. The ratio of the allowance for loan losses to total loans and leases increased to 0.84% at December 31, 2017, from 0.82% at September 30, 2017. For the originated portfolio, the allowance for loan losses to total originated loans was 1.10%, compared to 1.12% at September 30, 2017.
Full Year 2017 Results - Comparison to Prior Year
Net interest income totaled $846.4 million, increasing $234.9 million, or 38.4%, reflecting average earning asset growth of $6.8 billion, or 36.9%, due to organic growth and the benefit of acquisitions. The net interest margin (FTE) (non-GAAP) expanded 5 basis points to 3.43% and included $4.0 million of higher incremental purchase accounting accretion and $4.4 million of higher cash recoveries compared to the full year of 2016.
Average loans totaled $19.5 billion, an increase of $5.3 billion, or 36.8%, due to the benefit from continued organic loan growth and acquired balances. Organic growth in total average loans equaled $918 million, or 6.3%. Total average organic consumer loan growth of $609 million, or 10.4%, was led by strong growth in residential mortgage and indirect auto loans. Organic growth in average commercial loans totaled $309 million, or 3.6%. Average deposits totaled $20.4 billion and increased $5.1 billion, or 32.9%, due to the benefit of acquired balances and average organic growth of $506 million or 3.2%. On an organic basis, average total transaction deposits increased $479 million or 3.7%.
Non-interest income totaled $252.4 million, increasing $50.7 million or 25.1%. Non-interest income primarily reflects the benefit of acquisitions and continued expansion of our fee-based businesses of capital markets, mortgage banking, wealth management and insurance.
Non-interest expense totaled $681.5 million, increasing $170.4 million, or 33.3%. Full year 2017 included merger-related expenses of $56.5 million, compared to $37.4 million in 2016. Excluding merger-related expenses, total non-interest expense increased $151.3 million, or 31.9%, with the increase primarily attributable to the expanded operations from acquisitions. The efficiency ratio (non-GAAP) was 54.2%, compared to 55.4% in 2016.
Credit quality results remained at satisfactory levels. For the originated portfolio, the ratio of non-performing loans and OREO to total loans and OREO was 0.81%, compared to 0.91%. Total originated delinquency was 0.88% at December 31, 2017, a decrease of 16 basis points from 1.04% at December 31, 2016.
The provision for loan losses was $61.1 million for the full year of 2017, compared to $55.8 million for the full year of 2016. Net charge-offs totaled $43.8 million, or 0.22% of total average loans, compared to 0.28%. Net originated charge-offs were 0.33% of total average originated loans, compared to 0.34%. For the originated portfolio, the allowance for loan losses to total originated loans was 1.10%, compared to 1.20% at December 31, 2016. The ratio of the allowance for loan losses to total loans decreased 22 basis points to 0.84%, with the decline due to acquired loan balances which were initially recorded at fair value without a corresponding allowance for loan losses in accordance with accounting for business combinations.

Non-GAAP Financial Measures and Key Performance Indicators
We use non-GAAP financial measures, such as operating net income available to common stockholders, operating net income per diluted common share, return on average tangible common equity, return on average tangible assets, tangible book value per common share, the ratio of tangible common equity to tangible assets, efficiency ratio, and net interest margin (FTE) to provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities. The non-GAAP financial measures and key performance indicators we use may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends.
Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. In the event of disclosure or release of non-GAAP financial measures, the Securities and Exchange Commission's (SEC) Regulation G requires: (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP (included in the tables at the end of this release).
Management believes merger expenses are not organic costs to run our operations and facilities. These charges principally represent expenses to satisfy contractual obligations of the acquired entity without any useful benefit to us and to convert and consolidate the entity's records, systems and data onto our platforms and professional fees related to the transaction. These costs are specific to each individual transaction and may vary significantly based on the size and complexity of the transaction.
For the calculation of net interest margin and the efficiency ratio, net interest income amounts are reflected on a fully taxable equivalent (FTE) basis which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented. We use these measures to provide an economic view believed to be the preferred industry measurement for these items and provide relevant comparison between taxable and non-taxable amounts.
Cautionary Statement Regarding Forward-Looking Information
A number of statements (i) in this earnings release, (ii) in our presentations, and (iii) in our responses to questions on our conference call discussing our quarterly results and transactions, strategies and plans may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our expectations relative to business and financial metrics, post-Yadkin merger integration and conversion activities, our outlook regarding revenues, expenses, earnings, liquidity, asset quality and statements regarding the impact of technology enhancements and customer and business process improvements.
All forward-looking statements speak only as of the date they are made and are based on information available at that time. F.N.B. assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.
Such forward-looking statements may be expressed in a variety of ways, including the use of future and present tense language expressing expectations or predictions of future financial or business performance or conditions based on current performance and trends. Forward-looking statements are typically identified by words such as "believe," "plan," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "will," "should," "project," "goal," and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. In addition to factors previously disclosed in F.N.B.'s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; potential difficulties encountered in expanding into a new and remote geographic market; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business and technology initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with the Yadkin merger, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Consumer Financial Protection Bureau, the Federal Deposit Insurance Company and legislative and regulatory actions and reforms.

Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties described in F.N.B.'s Annual Report on Form 10-K for the year ended December 31, 2016, our subsequent quarterly 2017 Form 10-Q's (including the risk factors and risk management discussions) and F.N.B.'s other subsequent filings with the SEC, which are available on our corporate website at https://www.fnb-online.com/about-us/investor-relations-shareholder-services. We have included our web address as an inactive textual reference only. Information on our website is not part of this earnings release.

Conference Call
FNB's Chairman, President and Chief Executive Officer, Vincent J. Delie, Jr., Chief Financial Officer, Vincent J. Calabrese, Jr., and Chief Credit Officer, Gary L. Guerrieri, will host a conference call to discuss the Company's financial results on Tuesday, January 23, 2018, at 10:30 AM ET.
Participants are encouraged to pre-register for the conference call at http://dpregister.com/10115668. Callers who pre-register will be provided a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
Dial-in Access: The conference call may be accessed by dialing (844) 802-2440 or (412) 317-5133 for international callers. Participants should ask to be joined into the F.N.B. Corporation call.
Webcast Access: The audio-only call and related presentation materials may be accessed via webcast through the "Investor Relations and Shareholder Services" section of the Corporation's website at www.fnbcorporation.com. Access to the live webcast will begin approximately 30 minutes prior to the start of the call.
Presentation Materials: Presentation slides and the earnings release will also be available prior to the start of the call on the "Investor Relations and Shareholder Services" section of the Corporation's website at www.fnbcorporation.com.
A replay of the call will be available shortly after the completion of the call until midnight ET on Tuesday, January 30, 2018. The replay can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the conference replay access code is 10115668. Following the call, the related presentation materials will be posted to the "Investor Relations and Shareholder Services" section of F.N.B. Corporation's website at www.fnbcorporation.com.
About F.N.B. Corporation
F.N.B. Corporation (NYSE:FNB), headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in eight states. FNB holds a significant retail deposit market share in attractive markets including: Pittsburgh, Pennsylvania; Baltimore, Maryland; Cleveland, Ohio; and Charlotte, Raleigh, Durham and the Piedmont Triad (Winston-Salem, Greensboro and High Point) in North Carolina. The Company has total assets of $31 billion, and more than 400 banking offices throughout Pennsylvania, Ohio, Maryland, West Virginia, North Carolina and South Carolina. The Company also operates Regency Finance Company, which has more than 75 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee.
FNB provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services, including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. FNB's wealth management services include asset management, private banking and insurance.
The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol "FNB" and is included in Standard & Poor's MidCap 400 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation website at www.fnbcorporation.com.
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Analyst/Institutional Investor Contact:

Matthew Lazzaro, 724-983-4254, 412-216-2510 (cell)
lazzaro@fnb-corp.com;
Media Contact:
Jennifer Reel, 724-983-4856, 724-699-6389 (cell)
reel@fnb-corp.com

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
				% Variance
				4Q17	4Q17	For the Twelve Months Ended December 31,		%
Statement of earnings	4Q17	3Q17	4Q16	3Q17	4Q16	2017	2016	Var.
Interest income	$271,085	$263,514	$177,168	2.9	53.0	$980,326	$678,963	44.4
Interest expense	41,049	38,283	17,885	7.2	129.5	133,892	67,451	98.5
Net interest income	230,036	225,231	159,283	2.1	44.4	846,434	611,512	38.4
Provision for credit losses	16,699	16,768	12,705	(0.4)	31.4	61,073	55,752	9.5
Non-interest income:
Service charges	32,504	33,610	25,175	(3.3)	29.1	124,310	97,524	27.5
Trust services	5,911	5,748	5,218	2.8	13.3	23,121	21,173	9.2
Insurance commissions and fees	4,546	5,029	4,436	(9.6)	2.5	19,063	18,328	4.0
Securities commissions and fees	3,738	4,038	3,068	(7.4)	21.8	15,286	13,468	13.5
Capital markets income	4,930	2,822	3,978	74.7	23.9	16,603	15,471	7.3
Mortgage banking operations	5,577	5,437	4,194	2.6	33.0	19,977	12,106	65.0
Net securities gains	21	2,777	116	n/m	n/m	5,916	712	n/m
Other	7,877	6,690	4,881	17.7	61.4	28,173	22,979	22.6
Total non-interest income	65,104	66,151	51,066	(1.6)	27.5	252,449	201,761	25.1
Total revenue	295,140	291,382	210,349	1.3	40.3	1,098,883	813,273	35.1
Non-interest expense:
Salaries and employee benefits	86,033	82,383	61,117	4.4	40.8	326,893	239,798	36.3
Occupancy and equipment	28,255	27,434	19,736	3.0	43.2	103,148	78,132	32.0
FDIC insurance	8,956	9,183	4,858	(2.5)	84.4	32,902	19,203	71.3
Amortization of intangibles	4,801	4,805	1,602	(0.1)	199.7	17,517	11,210	56.3
Other real estate owned	1,026	1,421	2,400	(27.8)	(57.3)	4,438	5,153	(13.9)
Merger-related	1,054	1,381	1,649	n/m	n/m	56,513	37,439	n/m
Other	36,404	37,136	32,444	(2.0)	12.2	140,130	120,198	16.6
Total non-interest expense	166,529	163,743	123,806	1.7	34.5	681,541	511,133	33.3
Income before income taxes	111,912	110,871	73,838	0.9	51.6	356,269	246,388	44.6
Income taxes	87,786	33,178	22,547	164.6	289.3	157,065	75,497	108.0
Net income	24,126	77,693	51,291	(68.9)	(53.0)	199,204	170,891	16.6
Preferred stock dividends	2,011	2,010	2,011	—	—	8,041	8,041	—
Net income available to common stockholders	$22,115	$75,683	$49,280	(70.8)	(55.1)	$191,163	$162,850	17.4
Earnings per common share
Basic	$0.07	$0.23	$0.23	(69.6)	(69.6)	$0.63	$0.79	(20.3)
Diluted	$0.07	$0.23	$0.23	(69.6)	(69.6)	$0.63	$0.78	(19.2)
n/m - not meaningful

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
				% Variance
				4Q17	4Q17
Balance Sheet (at period end)	4Q17	3Q17	4Q16	3Q17	4Q16
Assets
Cash and due from banks	$408,718	$433,442	$303,526	(5.7)	34.7
Interest bearing deposits with banks	70,725	81,898	67,881	(13.6)	4.2
Cash and cash equivalents	479,443	515,340	371,407	(7.0)	29.1
Securities available for sale	2,764,562	2,855,350	2,231,987	(3.2)	23.9
Securities held to maturity	3,242,268	2,985,921	2,337,342	8.6	38.7
Loans held for sale	92,891	113,778	11,908	(18.4)	680.1
Loans and leases, net of unearned income	20,998,766	20,817,436	14,896,943	0.9	41.0
Allowance for credit losses	(175,380)	(170,016)	(158,059)	3.2	11.0
Net loans and leases	20,823,386	20,647,420	14,738,884	0.9	41.3
Premises and equipment, net	336,540	336,294	243,956	0.1	38.0
Goodwill	2,249,188	2,254,831	1,032,129	(0.3)	117.9
Core deposit and other intangible assets, net	92,075	96,876	53,806	(5.0)	71.1
Bank owned life insurance	526,818	498,698	330,152	5.6	59.6
Other assets	810,464	818,787	493,246	(1.0)	64.3
Total Assets	$31,417,635	$31,123,295	$21,844,817	0.9	43.8
Liabilities
Deposits:
Non-interest bearing demand	$5,720,030	$5,569,239	$4,205,337	2.7	36.0
Interest bearing demand	9,571,038	9,675,170	6,931,381	(1.1)	38.1
Savings	2,488,178	2,513,163	2,352,434	(1.0)	5.8
Certificates and other time deposits	4,620,479	4,171,599	2,576,495	10.8	79.3
Total Deposits	22,399,725	21,929,171	16,065,647	2.1	39.4
Short-term borrowings	3,678,337	3,872,301	2,503,010	(5.0)	47.0
Long-term borrowings	668,173	658,783	539,494	1.4	23.9
Other liabilities	262,206	227,119	165,049	15.4	58.9
Total Liabilities	27,008,441	26,687,374	19,273,200	1.2	40.1
Stockholders' Equity
Preferred Stock	106,882	106,882	106,882	—	—
Common stock	3,253	3,251	2,125	0.1	53.1
Additional paid-in capital	4,033,567	4,029,334	2,234,366	0.1	80.5
Retained earnings	352,942	369,861	304,397	(4.6)	15.9
Accumulated other comprehensive loss	(68,336)	(54,310)	(61,369)	25.8	11.4
Treasury stock	(19,114)	(19,097)	(14,784)	0.1	29.3
Total Stockholders' Equity	4,409,194	4,435,921	2,571,617	(0.6)	71.5
Total Liabilities and Stockholders' Equity	$31,417,635	$31,123,295	$21,844,817	0.9	43.8

F.N.B. Corporation	4Q17			3Q17			4Q16
(Unaudited)		Interest	Average		Interest	Average		Interest	Average
(Dollars in thousands)	Average	Earned	Yield	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$85,772	$233	1.08%	$117,602	$320	1.08%	$93,481	$87	0.37%
Federal funds sold	—	—	—%	—	—	—%	—	—	—%
Taxable investment securities (2)	4,976,270	25,470	2.05%	4,913,122	24,763	2.02%	3,975,670	18,952	1.91%
Non-taxable investment securities (1)	879,002	9,222	4.20%	812,305	8,515	4.19%	388,265	4,000	4.12%
Loans held for sale	111,230	1,712	6.14%	139,693	2,091	5.97%	21,639	222	4.10%
Loans and leases (1) (3)	20,811,856	240,045	4.58%	20,654,316	232,998	4.48%	14,820,237	157,006	4.22%
Total Interest Earning Assets (1)	26,864,130	276,682	4.09%	26,637,038	268,687	4.01%	19,299,292	180,267	3.72%
Cash and due from banks	369,977			374,542			281,314
Allowance for loan losses	(172,766)			(169,283)			(158,542)
Premises and equipment	336,527			334,870			234,783
Other assets	3,699,854			3,733,497			1,952,788
Total Assets	$31,097,722			$30,910,664			$21,609,635
Liabilities
Deposits:
Interest-bearing demand	$9,591,888	10,397	0.43%	$9,376,003	9,338	0.40%	$6,972,890	4,429	0.25%
Savings	2,424,267	841	0.14%	2,480,626	792	0.13%	2,310,901	434	0.07%
Certificates and other time	4,561,088	12,864	1.12%	3,812,916	8,857	0.92%	2,560,660	5,989	0.93%
Short-term borrowings	3,551,840	11,949	1.33%	4,394,106	14,387	1.29%	2,316,169	3,656	0.63%
Long-term borrowings	661,100	4,998	3.00%	658,495	4,909	2.96%	544,236	3,377	2.47%
Total Interest Bearing Liabilities	20,790,183	41,049	0.78%	20,722,146	38,283	0.73%	14,704,856	17,885	0.48%
Non-interest bearing demand deposits	5,632,924			5,527,180			4,123,539
Other liabilities	220,855			234,358			207,472
Total Liabilities	26,643,962			26,483,684			19,035,867
Stockholders' equity	4,453,760			4,426,980			2,573,768
Total Liabilities and Stockholders' Equity	$31,097,722			$30,910,664			$21,609,635
Net Interest Earning Assets	$6,073,947			$5,914,892			$4,594,436
Net Interest Income (FTE) (1)		235,633			230,404			162,382
Tax Equivalent Adjustment		(5,597)			(5,173)			(3,099)
Net Interest Income		$230,036			$225,231			$159,283
Net Interest Spread			3.31%			3.28%			3.24%
Net Interest Margin (1)			3.49%			3.44%			3.35%

(1)
The net interest margin and yield on earning assets (all non-GAAP measures) are presented on a fully taxable equivalent (FTE) basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented.

(2)	The average balances and yields earned on taxable investment securities are based on historical cost.
(3)
Average balances for loans include non-accrual loans.  Loans and leases consist of average total loans and leases less average unearned income.  The amount of loan fees included in interest income is immaterial.

F.N.B. Corporation	Twelve Months Ended December 31,
(Unaudited)	2017			2016
(Dollars in thousands)		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$94,261	$894	0.95%	$116,769	$444	0.38%
Federal funds sold	1,129	8	0.72%	—	—	—%
Taxable investment securities (2)	4,824,688	97,843	2.03%	3,720,800	71,853	1.93%
Non-taxable investment securities (1)	720,039	30,056	4.17%	319,836	13,815	4.32%
Loans held for sale	89,558	5,672	6.33%	16,525	726	4.39%
Loans and leases (1) (3)	19,520,234	864,619	4.43%	14,265,032	603,373	4.23%
Total Interest Earning Assets (1)	25,249,909	999,092	3.96%	18,438,962	690,211	3.74%
Cash and due from banks	344,791			275,432
Allowance for loan losses	(167,364)			(152,751)
Premises and equipment	324,092			219,192
Other assets	3,379,681			1,896,882
Total Assets	$29,131,109			$20,677,717
Liabilities
Deposits:
Interest-bearing demand	$8,927,700	32,822	0.37%	$6,652,953	16,029	0.24%
Savings	2,477,644	2,796	0.11%	2,237,020	1,712	0.08%
Certificates and other time	3,770,172	35,964	0.95%	2,600,340	23,498	0.90%
Short-term borrowings	3,761,297	43,969	1.16%	1,975,742	12,183	0.61%
Long-term borrowings	634,107	18,341	2.89%	616,283	14,029	2.28%
Total Interest Bearing Liabilities	19,570,920	133,892	0.68%	14,082,338	67,451	0.48%
Non-interest bearing demand deposits	5,264,256			3,884,941
Other liabilities	222,233			210,462
Total Liabilities	25,057,409			18,177,741
Stockholders' equity	4,073,700			2,499,976
Total Liabilities and Stockholders' Equity	$29,131,109			$20,677,717
Net Interest Earning Assets	$5,678,989			$4,356,624
Net Interest Income (FTE) (1)		865,200			622,760
Tax Equivalent Adjustment		(18,766)			(11,248)
Net Interest Income		$846,434			$611,512
Net Interest Spread			3.28%			3.26%
Net Interest Margin (1)			3.43%			3.38%

(1)
The net interest margin and yield on earning assets (all non-GAAP measures) are presented on a fully taxable equivalent (FTE) basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented.

(2)	The average balances and yields earned on taxable investment securities are based on historical cost.
(3)
Average balances for loans include non-accrual loans.  Loans and leases consist of average total loans and leases less average unearned income.  The amount of loan fees included in interest income is immaterial.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				For the Twelve Months Ended December 31,
	4Q17	3Q17	4Q16	2017	2016
Performance ratios
Return on average equity	2.15%	6.96%	7.93%	4.89%	6.84%
Return on average tangible equity (1)	5.13%	15.39%	14.02%	10.71%	12.37%
Return on average tangible common equity (1)	5.00%	15.82%	14.53%	10.90%	12.76%
Return on average assets	0.31%	1.00%	0.94%	0.68%	0.83%
Return on average tangible assets (1)	0.38%	1.12%	1.01%	0.78%	0.91%
Net interest margin (FTE) (2)	3.49%	3.44%	3.35%	3.43%	3.38%
Yield on earning assets (FTE) (2)	4.09%	4.01%	3.72%	3.96%	3.74%
Cost of interest-bearing liabilities	0.78%	0.73%	0.48%	0.68%	0.48%
Cost of funds	0.62%	0.58%	0.38%	0.54%	0.37%
Efficiency ratio (1)	53.09%	53.15%	55.39%	54.25%	55.36%
Effective tax rate	78.44%	29.92%	30.54%	44.09%	30.64%
Capital ratios
Equity / assets (period end)	14.03%	14.25%	11.77%
Common equity / assets (period end)	13.69%	13.91%	11.28%
Leverage ratio	7.53%	7.64%	7.70%
Tangible equity / tangible assets (period end) (1)	7.11%	7.24%	7.16%
Tangible common equity / tangible assets (period end) (1)	6.74%	6.87%	6.64%
Common stock data
Average diluted shares outstanding	325,229,043	324,904,768	212,748,337	303,857,976	207,768,609
Period end shares outstanding	323,465,140	323,301,548	211,059,547
Book value per common share	$13.30	$13.39	$11.68
Tangible book value per common share (1)	$6.06	$6.12	$6.53
Dividend payout ratio (common)	176.51%	51.56%	51.82%	74.61%	62.43%

(1)	See non-GAAP financial measures section of this Press Release for additional information relating to the calculation of this item.
(2)
The net interest margin and yield on earning assets (all non-GAAP measures) are presented on a fully taxable equivalent (FTE) basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				Percent Variance
				4Q17	4Q17
	4Q17	3Q17	4Q16	3Q17	4Q16
Balances at period end
Loans and Leases:
Commercial real estate	$8,741,864	$8,822,023	$5,435,162	(0.9)	60.8
Commercial and industrial	4,170,667	3,980,584	3,042,781	4.8	37.1
Commercial leases	266,720	238,724	196,636	11.7	35.6
Other	17,063	39,798	35,878	(57.1)	(52.4)
Commercial loans and leases	13,196,314	13,081,129	8,710,457	0.9	51.5
Direct installment	1,905,535	1,925,995	1,844,399	(1.1)	3.3
Residential mortgages	2,702,691	2,609,663	1,844,574	3.6	46.5
Indirect installment	1,448,433	1,431,273	1,196,313	1.2	21.1
Consumer LOC	1,745,793	1,769,376	1,301,200	(1.3)	34.2
Consumer loans	7,802,452	7,736,307	6,186,486	0.9	26.1
Total loans and leases	$20,998,766	$20,817,436	$14,896,943	0.9	41.0

				Percent Variance
Average balances				4Q17	4Q17	For the Twelve Months Ended December 31,		%
Loans and Leases:	4Q17	3Q17	4Q16	3Q17	4Q16	2017	2016	Var.
Commercial real estate	$8,680,101	$8,779,426	$5,390,877	(1.1)	61.0	$8,105,883	$5,229,327	55.0
Commercial and industrial	4,075,626	3,945,756	3,065,593	3.3	32.9	3,800,509	2,971,756	27.9
Commercial leases	242,365	231,030	194,111	4.9	24.9	217,465	199,083	9.2
Other	45,254	43,354	55,674	4.4	(18.7)	46,646	53,071	(12.1)
Commercial loans and leases	13,043,346	12,999,566	8,706,255	0.3	49.8	12,170,503	8,453,237	44.0
Direct installment	1,915,970	1,937,394	1,837,505	(1.1)	4.3	1,919,829	1,807,024	6.2
Residential mortgages	2,653,148	2,535,398	1,807,086	4.6	46.8	2,394,965	1,651,143	45.0
Indirect installment	1,440,572	1,406,318	1,169,559	2.4	23.2	1,346,778	1,082,915	24.4
Consumer LOC	1,758,820	1,775,640	1,299,832	(0.9)	35.3	1,688,159	1,270,713	32.9
Consumer loans	7,768,510	7,654,750	6,113,982	1.5	27.1	7,349,731	5,811,795	26.5
Total loans and leases	$20,811,856	$20,654,316	$14,820,237	0.8	40.4	$19,520,234	$14,265,032	36.8

F.N.B. CORPORATION
(Unaudited)				Percent Variance
(Dollars in thousands)				4Q17	4Q17
Asset Quality Data	4Q17	3Q17	4Q16	3Q17	4Q16
Non-Performing Assets
Non-performing loans (1)
Non-accrual loans	$74,635	$88,391	$65,479	(15.6)	14.0
Restructured loans	23,481	23,147	20,428	1.4	14.9
Non-performing loans	98,116	111,538	85,907	(12.0)	14.2
Other real estate owned (OREO) (2)	40,606	35,416	32,490	14.7	25.0
Total non-performing assets	$138,722	$146,954	$118,397	(5.6)	17.2
Non-performing loans / total loans and leases	0.47%	0.54%	0.58%
Non-performing loans / total originated loans and leases (3)	0.57%	0.69%	0.66%
Non-performing loans + OREO / total loans and leases + OREO	0.66%	0.70%	0.79%
Non-performing loans + OREO / total originated loans and leases + OREO (3)	0.81%	0.91%	0.91%
Non-performing assets / total assets	0.44%	0.47%	0.54%
Delinquency - Originated Portfolio (3)
Loans 30-89 days past due	$62,146	$44,454	$59,850	39.8	3.8
Loans 90+ days past due	9,121	10,278	9,113	(11.3)	0.1
Non-accrual loans	63,644	77,784	62,083	(18.2)	2.5
Total past due and non-accrual loans	$134,911	$132,516	$131,046	1.8	2.9
Total past due and non-accrual loans / total originated loans	0.88%	0.91%	1.04%
Delinquency - Acquired Portfolio (4) (5)
Loans 30-89 days past due	$66,926	$75,839	$24,210	(11.8)	176.4
Loans 90+ days past due	89,950	88,195	40,524	2.0	122.0
Non-accrual loans	10,991	10,607	3,396	3.6	223.6
Total past due and non-accrual loans	$167,867	$174,641	$68,130	(3.9)	146.4
Delinquency - Total Portfolio
Loans 30-89 days past due	$129,072	$120,293	$84,060	7.3	53.5
Loans 90+ days past due	99,071	98,473	49,637	0.6	99.6
Non-accrual loans	74,635	88,391	65,479	(15.6)	14.0
Total past due and non-accrual loans	$302,778	$307,157	$199,176	(1.4)	52.0

(1)	Does not include loans acquired at fair value ("acquired portfolio").
(2)	Includes all other real estate owned, including those balances acquired through business combinations that have been in acquired loans prior to foreclosure.
(3)	"Originated Portfolio" or "Originated Loans and Leases" equals loans and leases not included by definition in the Acquired Portfolio.
(4)
"Acquired Portfolio" or "Acquired Loans" equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009. The risk of credit loss on these loans has been considered by virtue of our estimate of acquisition-date fair value and these loans are considered accruing as we primarily recognize interest income through accretion of the difference between the carrying value of these loans and their expected cash flows.  Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

(5)	Represents contractual balances.

F.N.B. CORPORATION
(Unaudited)				Percent Variance
(Dollars in thousands)				4Q17	4Q17	For the Twelve Months Ended December 31,		%
Allowance Rollforward	4Q17	3Q17	4Q16	3Q17	4Q16	2017	2016	Var.

Allowance for Credit Losses - Originated Portfolio (2)
Balance at beginning of period	$163,234	$159,092	$150,513	2.6	8.5	$150,791	$135,285	11.5
Provision for credit losses	18,509	17,175	12,126	7.8	52.6	64,559	55,422	16.5
Net loan charge-offs	(13,061)	(13,033)	(11,848)	0.2	10.2	(46,668)	(39,916)	16.9
Allowance for credit losses - originated portfolio (2)	$168,682	$163,234	$150,791	3.3	11.9	$168,682	$150,791	11.9
Allowance for credit losses (originated loans and leases) / total originated loans and leases (2)	1.10%	1.12%	1.20%
Allowance for credit losses (originated loans and leases) / total non-performing loans (1)	193.61%	161.73%	182.75%
Net loan charge-offs on originated loans and leases (annualized) / total average originated loans and leases (2)	0.35%	0.37%	0.38%			0.33%	0.34%
Allowance for Credit Losses - Acquired Portfolio (3)
Balance at beginning of period	$6,782	$6,607	$6,381	2.6	6.3	$7,268	$6,727	8.0
Provision for credit losses	(1,810)	(407)	579	344.7	(412.6)	(3,486)	330	(1,156.4)
Net loan (charge-offs)/recoveries	1,726	582	308	196.6	460.4	2,916	211	1,282.0
Allowance for credit losses - acquired portfolio (3)	$6,698	$6,782	$7,268	(1.2)	(7.8)	$6,698	$7,268	(7.8)
Allowance for Credit Losses - Total Portfolio
Balance at beginning of period	$170,016	$165,699	$156,894	2.6	8.4	$158,059	$142,012	11.3
Provision for credit losses	16,699	16,768	12,705	(0.4)	31.4	61,073	55,752	9.5
Net loan (charge-offs)/recoveries	(11,335)	(12,451)	(11,540)	(9.0)	(1.8)	(43,752)	(39,705)	10.2
Total allowance for credit losses	$175,380	$170,016	$158,059	3.2	11.0	$175,380	$158,059	11.0
Allowance for credit losses / total loans and leases	0.84%	0.82%	1.06%
Net loan charge-offs (annualized) / total average loans and leases	0.22%	0.24%	0.31%			0.22%	0.28%

(1)	Does not include loans acquired at fair value ("acquired portfolio").
(2)	"Originated Portfolio" or "Originated Loans and Leases" equals loans and leases not included by definition in the Acquired Portfolio.
(3)
"Acquired Portfolio" or "Acquired Loans" equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009. The risk of credit loss on these loans has been considered by virtue of our estimate of acquisition-date fair value and these loans are considered accruing as we primarily recognize interest income through accretion of the difference between the carrying value of these loans and their expected cash flows.  Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE INDICATORS
We believe the following non-GAAP financial measures provide information useful to investors in understanding our operating performance and trends, and facilitate comparisons with the performance of our peers.  The non-GAAP financial measures we use may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with U.S. GAAP.  The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in our financial statements.

				% Variance
				4Q17	4Q17	For the Twelve Months Ended December 31,		%
Operating net income available to common stockholders:	4Q17	3Q17	4Q16	3Q17	4Q16	2017	2016	Var.
Net income available to common stockholders	$22,115	$75,683	$49,280			$191,163	$162,850
Merger-related expense	1,054	1,381	1,649			56,513	37,439
Tax benefit of merger-related expense	(365)	(483)	(341)			(18,846)	(12,550)
Merger-related net securities gains	—	—	—			(2,609)	—
Tax expense of merger-related net securities gains	—	—	—			913	—
Reduction in valuation of deferred tax assets	54,042	—	—			54,042	—
Operating net income available to common stockholders (non-GAAP)	$76,846	$76,581	$50,588	0.3	51.9	$281,176	$187,739	49.8

Operating earnings per diluted common share:
Earnings per diluted common share	$0.07	$0.23	$0.23			$0.63	$0.78
Merger-related expense	—	0.01	0.01			0.19	0.18
Tax benefit of merger-related expense	—	—	—			(0.06)	(0.06)
Merger-related net securities gains	—	—	—			(0.01)	—
Tax expense of merger-related net securities gains	—	—	—			—	—
Reduction in valuation of deferred tax assets	0.17	—	—			0.18	—
Operating earnings per diluted common share (non-GAAP)	$0.24	$0.24	$0.24	—	—	$0.93	$0.90	3.3

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)				For the Twelve Months Ended December 31,
	4Q17	3Q17	4Q16	2017	2016
Return on average tangible equity:
Net income (annualized)	$95,719	$308,237	$204,050	$199,204	$170,891
Amortization of intangibles, net of tax (annualized)	12,381	12,392	4,143	11,386	7,287
Tangible net income (annualized) (non-GAAP)	$108,100	$320,629	$208,193	$210,590	$178,178

Average total stockholders' equity	$4,453,760	$4,426,980	$2,573,768	$4,073,700	$2,499,976
Less: Average intangibles(1)	(2,344,675)	(2,344,077)	(1,089,216)	(2,108,102)	(1,059,856)
Average tangible stockholders' equity (non-GAAP)	$2,109,085	$2,082,903	$1,484,552	$1,965,598	$1,440,120

Return on average tangible equity (non-GAAP)	5.13%	15.39%	14.02%	10.71%	12.37%
Return on average tangible common equity:
Net income available to common stockholders (annualized)	$87,740	$300,266	$196,049	$191,163	$162,850
Amortization of intangibles, net of tax (annualized)	12,381	12,392	4,143	11,386	7,287
Tangible net income available to common stockholders (annualized) (non-GAAP)	$100,121	$312,658	$200,192	$202,549	$170,137

Average total stockholders' equity	$4,453,760	$4,426,980	$2,573,768	$4,073,700	$2,499,976
Less: Average preferred stockholders' equity	(106,882)	(106,882)	(106,882)	(106,882)	(106,882)
Less: Average intangibles(1)	(2,344,675)	(2,344,077)	(1,089,216)	(2,108,102)	(1,059,856)
Average tangible common equity (non-GAAP)	$2,002,203	$1,976,021	$1,377,670	$1,858,716	$1,333,238

Return on average tangible common equity (non-GAAP)	5.00%	15.82%	14.53%	10.90%	12.76%
Return on average tangible assets:
Net income (annualized)	$95,719	$308,237	$204,050	$199,204	$170,891
Amortization of intangibles, net of tax (annualized)	12,381	12,392	4,143	11,386	7,287
Tangible net income (annualized) (non-GAAP)	$108,100	$320,629	$208,193	$210,590	$178,178

Average total assets	$31,097,722	$30,910,664	$21,609,635	$29,131,109	$20,677,717
Less: Average intangibles(1)	(2,344,675)	(2,344,077)	(1,089,216)	(2,108,102)	(1,059,856)
Average tangible assets (non-GAAP)	$28,753,047	$28,566,587	$20,520,419	$27,023,007	$19,617,861

Return on average tangible assets (non-GAAP)	0.38%	1.12%	1.01%	0.78%	0.91%
Tangible book value per common share:
Total stockholders' equity	$4,409,194	$4,435,921	$2,571,617
Less: preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles(1)	(2,341,263)	(2,351,707)	(1,085,935)
Tangible common equity (non-GAAP)	$1,961,049	$1,977,332	$1,378,800

Common shares outstanding	323,465,140	323,301,548	211,059,547

Tangible book value per common share (non-GAAP)	$6.06	$6.12	$6.53

(1) Excludes loan servicing rights

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)				For the Twelve Months Ended December 31,
	4Q17	3Q17	4Q16	2017	2016
Tangible equity / tangible assets (period end):
Total stockholders' equity	$4,409,194	$4,435,921	$2,571,617
Less: intangibles(1)	(2,341,263)	(2,351,707)	(1,085,935)
Tangible equity (non-GAAP)	$2,067,931	$2,084,214	$1,485,682

Total assets	$31,417,635	$31,123,295	$21,844,817
Less: intangibles(1)	(2,341,263)	(2,351,707)	(1,085,935)
Tangible assets (non-GAAP)	$29,076,372	$28,771,588	$20,758,882

Tangible equity / tangible assets (period end) (non-GAAP)	7.11%	7.24%	7.16%
Tangible common equity / tangible assets (period end):
Total stockholders' equity	$4,409,194	$4,435,921	$2,571,617
Less: preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles (1)	(2,341,263)	(2,351,707)	(1,085,935)
Tangible common equity (non-GAAP)	$1,961,049	$1,977,332	$1,378,800

Total assets	$31,417,635	$31,123,295	$21,844,817
Less: intangibles(1)	(2,341,263)	(2,351,707)	(1,085,935)
Tangible assets (non-GAAP)	$29,076,372	$28,771,588	$20,758,882

Tangible common equity / tangible assets (period end) (non-GAAP)	6.74%	6.87%	6.64%

KEY PERFORMANCE INDICATORS
Efficiency ratio (FTE):
Total non-interest expense	$166,529	$163,743	$123,806	$681,541	$511,133
Less: amortization of intangibles	(4,801)	(4,805)	(1,602)	(17,517)	(11,210)
Less: OREO expense	(1,026)	(1,421)	(2,400)	(4,438)	(5,153)
Less: merger-related expense	(1,054)	(1,381)	(1,649)	(56,513)	(37,439)
Less: impairment charge on other assets	—	—	—	—	(2,585)
Adjusted non-interest expense	$159,648	$156,136	$118,155	$603,073	$454,746

Net interest income	$230,036	$225,231	$159,283	$846,434	$611,512
Taxable equivalent adjustment	5,597	5,173	3,099	18,766	11,248
Non-interest income	65,104	66,151	51,066	252,449	201,761
Less: net securities gains	(21)	(2,777)	(116)	(5,916)	(712)
Less: gain on redemption of trust preferred securities	—	—	—	—	(2,422)
Adjusted net interest income (FTE) + non-interest income	$300,716	$293,778	$213,332	$1,111,733	$821,387

Efficiency ratio (FTE) (non-GAAP)	53.09%	53.15%	55.39%	54.25%	55.36%
(1) Excludes loan servicing rights